EXHIBIT 10.5

FIRST AMENDMENT TO CHANGE IN CONTROL

EMPLOYMENT AGREEMENT

First Amendment, dated as of April 30, 2021 (the "Amendment"), to the Change in Control Employment Agreement, dated as of February l, 2019 (as amended, the "Agreement"), by and between Dime Community Bancshares, Inc., a New York corporation (the "Company") and Patricia Schaubeck ("Executive"). Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

WITNESS ETH:

WHEREAS, Section 4(c) of the Agreement provides, in part, that during the Employment Period (which commenced February 1, 2021) the Executive may voluntarily terminate employment for Good Reason by first providing written notice to the Company within 90 days following Executive's knowledge of the initial existence of such condition and the Company shall have 30 days to remedy the condition; and

WHEREAS, the Agreement further provides that if the Company fails to timely remedy the condition constituting Good Reason, the Executive may terminate employment within two years following the initial existence of such condition or conditions and receive the amounts and benefits specified in Section S(a) of the Agreement (the "Severance"), by providing written Notice of Termination; and

WHEREAS, the Company hereby confirms that the Executive has timely provided written notice of a condition or conditions that constitutes Good Reason as the result of the merger of Dime Community Bancshares, Inc. and Bridge Bancorp, Inc., which was effective February 1, 2021 (the "Merger"), and hereby agrees that the Executive has a right to voluntarily terminate her employment for Good Reason and to receive the Severance; and

WHEREAS, the Company and Executive have agreed to amend the Agreement such that Executive must provide written Notice of Termination of employment to the Company on or before June 30, 2021 in order to be entitled to receive the Severance as the result of the material negative changes in her employment relationship that occurred as the result of the Merger.

NOW THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

Section 1.Notwithstanding anything in the Agreement to the contrary, if the Executive provides written Notice of Termination of employment on or before June 30, 2021 and separates from service (within the meaning of Section 409A of the Code) within thirty days thereafter (or such earlier date as requested by the Company), the Company will pay the Executive the Severance as provided under Sections 5(a)(i), 5(a)(ii) and 5(a)(iii) of the Agreement.

Section 2. Notwithstanding anything in the Agreement to the contrary, if the Executive does not provide written Notice of Termination of employment to the Company on or before June

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30, 2021, and thereby elects to remain employed with the Company on and after July I, 2021, 1he Executive hereby agrees that there has not been a material negative change in her employment relationship as a result of the Merger, and that the definition of Good Reason will be automatically and hereby an1ended by reference to the Executive's compensation, title, authority, responsibilities, duties, location, and the authorities, duties or responsibilities of the person to whom Executive is required to report, as of July 1, 2021.

Section 3. Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or o1herwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected. Capitalized terms in the Amendment not defined herein shall have the meaning set forth in the Agreement.

Section 4.  Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deen1ed an original, and all of which together shall constitute but one and the same instrument.

Section 6.  Compliance with Section 409A.  This Agreement shall be interpreted and administered consistent with Section 409A of the Code.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment as of the day and year first written above.

DIME COMMUNITY BANCSHARES, INC.

Kevin M. O'Connor

Chief Executive Officer

EXECUTIVE

EXHIBIT 10.5

SECOND AMENDMENT TO CHANGE IN CONTROL

EMPLOYMENT AGREEMENT

Second Amendment, dated as of June 28, 2021 (the "Amendment"), to the Change in Control Employment Agreement, dated as of February 1, 2019, as amended by Dime Community Bancshares, Inc., dated as of April 30, 2021 together, (the "Agreement"), by and between Dime Community Bancshares, Inc., a New York corporation (the "Company") and Patricia M. Schaubeck ("Executive"). Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

WITNESS ETH:

WHEREAS, Section 5 of the Agreement sets forth the amounts and benefits payable (the "Severance") to the Executive if, during the Employment Period, the Company shall terminate Executive's employment other than for Cause, Death or Disability or Executive shall terminate employment for Good Reason; and

WHEREAS, the Company and Executive have agreed to amend the Agreement such that the Severance described in (a) Section 5(a)(i)(B)(l) shall be increased to three times and (b) Section 5(a)(i)(C) shall be increased to three years.

NOW THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

Section 1.(a) Section 5(a)(i)(B)(l) of the Agreement is amended by deleting "two" and inserting "three" in lieu thereof, and (b) Section 5(a)(i)(C) of the Agreement is amended by deleting "two-year period" and inserting "three-year period" in lieu thereof.

Section 2. Section 11 of the Agreement is amended by inserting the following paragraph:

"(n) Non-Solicitation, Non-Disparagement. In exchange for increasing the Severance, which the Executive hereby acknowledges constitutes valid consideration, the Executive hereby covenants and agrees that, for a period of one year following his or her termination of employment with the Bank, he or she shall not, without the written consent of the Bank, either directly or indirectly:

(i)solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of Dime Community Bank (the "Bank"), the Company or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank or the Company or any of their direct or indirect subsidiaries or affiliates or has headquarters or offices within the counties in which the Bank or the Company has business operations or has filed an application for

EXHIBIT 10.5

regulatory approval to establish an office; provided, however,  that this subsection (i) shall  not  prohibit  general solicitations  in any medium not specifically directed at officers or employees of the Bank, the Company or their respective subsidiaries or affiliates; or

(ii)solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer of the Bank or the Company located within a seventy-five (75) mile radius of Times Square, New York to terminate an existing business or commercial relationship with the Bank or the Company; or

(iii)following any termination of employment other than as a result of a Change  in Control, without the written consent of the Bank and Company, either directly or indirectly: become an officer, employee, consultant, director, independent contractor, agent, sole proprietor, joint venture, greater than 5% equity-owner or stockholder, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other entity that has its headquarters in the New York counties of Nassau, Suffolk, Kings, and Queens.

Executive agrees not to disparage or defame in any manner, whether directly or indirectly, the Company, the Bank, or their affiliates, officers, directors, owners, representatives, employees, products or services, and the Company and the Bank agree not to disparage or defame in any manner, whether directly or indirectly, the Executive, in each case at any time during the Employment Period or at any time following termination of employment.

The parties hereto, recognizing that irreparable injury will result to the Bank and the Company, their business and property in the event of the Executive's breach of this Section ll(n), agree that, in the event of any such breach by the Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Executive and all persons acting for or with the Executive. Nothing herein will be construed as prohibiting the Bank and the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from the Executive."

Section 3. Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or o1herwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected. Capitalized terms in the Amendment not defined herein shall have the meaning set forth in the Agreement.

Section 4.  Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deen1ed an original, and all of which together shall constitute but one and the same instrument.

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Section 6.  Compliance with Section 409A.  This Agreement shall be interpreted and administered consistent with Section 409A of the Code.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment as of the day and year first written above.

DIME COMMUNITY BANCSHARES, INC.

Kevin M. O’Connor

Chief Executive Officer

EXECUTIVE